Exhibit 10.1

FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This FIFTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of May 13, 2013 (this “Agreement”), among TOKAI PHARMACEUTICALS, INC., a Delaware corporation (the “Issuer”), and the investors in the Issuer named in Schedule I hereto (collectively, the “Investors”), amending and restating the Fourth Amended and Restated Investor Rights Agreement, dated as of September 9, 2011, as amended (the “Fourth Amended and Restated Investor Rights Agreement”), among the Issuer and certain of the Investors.

WHEREAS, the Issuer and certain of the Investors (the “Series E Investors”) have entered into a Series E Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Series E Investors shall purchase from the Issuer shares of the Issuer’s Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”);

WHEREAS, the Issuer and certain Investors are parties to the Fourth Amended and Restated Investor Rights Agreement and the Issuer and such Investors desire to amend and restate the Fourth Amended and Restated Investor Rights Agreement in order to take into account the issuance of the Series E Preferred Stock, such amendment being a condition precedent to the execution, delivery and performance of the Purchase Agreement;

WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement; and

WHEREAS, as an inducement to the Series E Investors to consummate the transactions contemplated by the Purchase Agreement, the Issuer has agreed to enter into this Agreement; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

“Additional Shares” means shares of Common Stock (i) acquired by the Investors or (ii) issued or issuable to the Investors upon conversion or exercise of any security of the Issuer other than by conversion of the Preferred Shares, provided that (a) in the case of clause (i) such shares of Common Stock are, at the time of their acquisition, “restricted securities” as such term is defined in Rule 144 or otherwise subject to the restrictions on resale of Rule 144 and (b) in the case of clause (ii), such security is a “restricted security” at the time of acquisition or is otherwise subject to restrictions on resale under Rule 144.

“Affiliate” means, with respect to a particular person or entity, persons or entities controlling, controlled by or under common control with that person or entity, as well as any officers, directors and majority-owned entities of that person or entity and of its other Affiliates and, with respect to any Investor that is part of the Satter Family, as defined in the Stockholders Agreement, any other member of the Satter Family. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Agreement” shall have the meaning given it in the first paragraph of this Agreement.

“Certificate of Incorporation” means the Issuer’s Seventh Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer.

“Company Sale” means a Deemed Liquidation Event (as such term is defined in the Certificate of Incorporation).

“Confidential Information” means any information that is labeled as confidential, proprietary or secret that an Investor obtains from the Issuer pursuant to financial statements, reports and other materials provided by the Issuer to such Investor pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Conversion Shares” means the shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder that shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles.

“Holder” means any holder of Registrable Securities or Preferred Shares, including a Holder that has received Registrable Securities pursuant to Section 4.3.

“Investor” shall have the meaning given it in the first paragraph of this Agreement.

“Issuer” shall have the meaning given it in the first paragraph of this Agreement.

“Material Adverse Effect” means any material adverse effect on the business, assets, properties or financial condition of the Issuer.

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

“Preferred Shares” mean any shares of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Purchase Agreement” shall have the meaning given it in the first recital hereof.

“Qualified Public Offering” means a Qualified Public Offering as such term is defined in Article FOURTH, Part C, Subsection 5.1 of the Certificate of Incorporation.

“Registrable Securities” means (a) the Shares, (b) the Additional Shares, (c) any securities issued or issuable with respect to any Shares or Additional Shares referred to in the foregoing clauses (a) and (b), (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to a third party in reliance upon Rule 144, (C) subject to the provisions of Section 4.1(b)(ii), such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (D) such securities shall have been acquired by the Issuer, (E) at such time, following a Qualified Public Offering, as such securities become eligible for sale by the Holder thereof without being subject to notice requirements or volume or manner of sale limitations pursuant to Rule 144 under the Securities Act or (F) upon any transfer in any manner to a person or entity that is not entitled, pursuant to Section 4.3, to the rights under this Agreement. In determining the number of Registrable Securities outstanding at any time or whether the Holders of the requisite number of Registrable Securities have taken any action hereunder and in calculating the number of Registrable Securities for all purposes under this Agreement, (i) the Preferred Shares shall be deemed to have been converted at the then existing conversion price and (ii) such calculation shall include the number of shares of Common Stock then deliverable upon conversion of the Preferred Shares.

“Registration Expenses” means all fees and expenses incident to the performance of or compliance with the provisions of Section 2 of this Agreement, whether or not any registration statement is filed or becomes effective, including, without limitation, all (i) registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 2.3(e)), and (C) fees and other expenses associated with the listing of the Shares and any Additional Shares on a registered national securities exchange), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses), (iii) fees and disbursements of all independent registered public accounting firms referred to in Section 2.3 (including, without limitation, the reasonable expenses of any special audit and “cold comfort” letters required by or incident to such performance), (iv) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720 of the FINRA Rules of Conduct, (v) fees and expenses of all attorneys, advisers, appraisers and other persons retained by the Issuer or any Subsidiary of the Issuer, (vi) the expenses relating to printing and distributing all registration statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement and (vii) the reasonable out-of-pocket expenses of the Holders of the Registrable Securities being registered in such registration incurred in connection therewith including, without limitation, the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the then-outstanding Registrable Securities to be included in such Registration Statement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Investors requesting such registration (other than, prior to the end of the applicable period specified in Section 2.3(b), as a result of information concerning a Material Adverse Effect that is made known to the Investors after the date on which such registration was requested and if the requesting Investors elect not to have such registration counted as a registration requested under Section 2.1) the Investors shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Securities that would otherwise have been included in such registration. “Registration Expenses” shall not include any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the Holders thereof.

“Registration Statement” means any registration statement of the Issuer that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder that shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

“Senior Preferred Designee” means a Senior Preferred Designee as such term is defined in Section 1(a)(iii) of the Stockholders Agreement.

“Senior Preferred Stock” means the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

“Senior Registrable Securities” means shares of Common Stock issued or issuable upon conversion of the Senior Preferred Stock that are Registrable Securities.

“Senior Required Securities” means shares representing a majority of the Senior Preferred Stock (voting as a single class in accordance with Article FOURTH, Part C, Subsection 3.1 of the Certificate of Incorporation) or, following the automatic conversion of each series of Preferred Stock under Section 5.1 of the Certificate of Incorporation, the shares of Common Stock issued upon conversion of the Senior Preferred Stock (voting as a single class based upon the number of votes to which each such share was entitled prior to such conversion into Common Stock).

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series B-1 Preferred Stock” means the Series B-1 Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series B-2 Preferred Stock” means the Series B-2 Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series D Preferred Stock” means the Series D-1 Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock.

“Series D-1 Preferred Stock” means the Series D-1 Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series D-2 Preferred Stock” means the Series D-2 Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series D-3 Preferred Stock” means the Series D-3 Convertible Preferred Stock, $0.001 par value per share, of the Issuer.

“Series E Preferred Stock” has the meaning given it in the first recital hereof.

“Shares” means the Conversion Shares.

“Significant Holder” means any Holder holding at least 8,000,000 Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares).

“Special Registration” means the registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Issuer or its direct or indirect Subsidiaries, solely on Form S-8 or Form S-4 or any successor form.

“Stockholders Agreement” means the Fifth Amended and Restated Stockholders Agreement by and among the Issuer, the Investors and the Common Stockholders named therein, dated as of the date hereof, as amended from time to time.

“Subsidiary” means, with respect to any Person, any other Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

“underwritten registration” or “underwritten offering” means a registration in which securities of the Issuer (including Registrable Securities) are sold to an underwriter for re-offering to the public.

2. Registration.

2.1 Demand Registration.

(a) Requests. Subject to the provisions of Section 2.7, at any time or from time to time after the earlier of (i) the four year anniversary of the date hereof or (ii) 180 days following the effective date of the initial public offering of the Common Stock, a Holder or the Holders of (x) at least seventy-five percent (75%) of the combined voting power of the issued and outstanding Senior Preferred Stock (voting as a single class in accordance with Article FOURTH, Part C, Subsection 3.1 of the Certificate of Incorporation) in the case of clause (i) of this sentence or (y) the Senior Required Securities in the case of clause (ii) of this sentence shall have the right to make written requests that the Issuer effect a registration under the Securities Act with respect to at least 20% of the outstanding Registrable Securities, or any lesser percentage of the outstanding Registrable Securities if the reasonably anticipated aggregate offering price to the public would exceed $10,000,000; provided, however, in the event that Novartis (as defined in the Stockholders Agreement) or any of its Affiliates holding Senior Preferred Stock is determined by the Board of Directors of the Issuer to not be a Financial Fund (as defined in the Stockholders Agreement), such Holder shall not be entitled to request registration under this Section 2.1(a) and the percentage of Senior Preferred Stock required to request registration under this Section 2.1(a) shall be reduced by the percentage of Senior Preferred Stock held by such Holder. Such requests shall specify the intended method of disposition thereof by such Holder, including whether the registration requested is for an underwritten offering. The Issuer shall not be required to effect a registration pursuant to this Section 2.l(a) on more than two occasions during the term of this Agreement provided, however, that if the Issuer is not entitled to use Commission Form S-3 due to the Issuer’s failure to comply with its filing obligations under the Exchange Act, the Holders shall be entitled to additional S-1 Registrations under Section 2.1(a) notwithstanding the foregoing limitation; except that in no event shall the Issuer be required to effect any registration on more than one occasion during any 12-month period. Nothing in this Agreement shall prevent any Holder from making a request under Section 2.1(a) or 2.1(b) prior to converting the Preferred Shares. The Issuer shall not be required to file any Registration Statement pursuant to this Section 2.1(a) if at the time of any request to register Registrable Securities pursuant to this Section 2.1(a), the Issuer furnishes to the requesting Holder or Holders a certificate signed by the Chief Executive Officer (or, if none, the President) of the Issuer stating that the Issuer has a good faith intent to engage in a firmly underwritten public offering within 90 days of such request, such right to delay a request to be exercised by the Issuer not more than once in any twelve- month period.

(b) Form S-3 Registration. If at any time the Issuer is eligible to file a Registration Statement under the Securities Act on Form S-3 (or any successor short form registration statement), a Holder or Holders of the Senior Required Securities shall have the right to make written requests that the Issuer effect a registration under the Securities Act on Form S-3 of all or part of the Registrable Securities of the Holder making such request, which requests shall specify the intended method of disposition thereof by such Holder, including whether (i) the registration requested is for an underwritten offering and (ii) the Registration Statement covering such Registrable Securities shall provide for the sale by the Holder thereof of the Registrable Securities from time to time on a delayed or a continuous basis under Rule 415 under the Securities Act; provided, however, in the event that Novartis or any of its Affiliates holding Senior Preferred Stock is determined by the Board of Directors of the Issuer to not be a Financial Fund, such Holder shall not be entitled to request registration under this Section 2.1(b) and the percentage of Senior Preferred Stock required to request registration under this Section 2.1(b) shall be reduced by the percentage of Senior Preferred Stock held by such Holder. The Issuer shall not be required to file any such Registration Statement (i) if the reasonably anticipated aggregate price to the public of the offering would not exceed $7,500,000 (unless the request is for all remaining Registrable Securities) or (ii) if at the time of any request to register Registrable Securities pursuant to this Section 2.1(b), the Issuer furnishes to the requesting Holder or Holders a certificate signed by the Chief Executive Officer (or, if none, the President) of the Issuer stating that the Issuer has a good faith intent to engage in a firmly underwritten public offering within 90 days of such request, such right to delay a request to be exercised by the Issuer not more than once in any twelve-month period. No requested registration under this Section 2.1(b) shall constitute a “demand” registration for purposes of Section 2.1(a). So long as the provisions and requirements of this Section 2.l(b) are satisfied and subject to the other provisions of this Agreement, there shall be no limit on the number of times a Holder or Holders may make a written request that the Issuer effect a registration hereunder except that the Issuer shall not be required to effect a registration pursuant to this Section 2.l(b) on more than two occasions during any 12-month period.

(c) Obligation to Effect Registration. Within 20 days after receipt by the Issuer of any request for registration pursuant to Section 2.1(a) or 2.1(b), the Issuer shall promptly give written notice of such requested registration to all Holders, and thereupon will use its best efforts to effect the registration under the Securities Act of:

(i) the Registrable Securities that the Issuer has been so requested to register pursuant to Section 2.1(a) or 2.1(b), and

(ii) all other Registrable Securities that the Issuer has been requested to register by the Holders thereof by written request given to the Issuer within 10 days after the Issuer has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(d) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) or 2.1(b) shall not be deemed to have been effected unless the Registration Statement for such registration is declared effective by the SEC and remains effective for the period specified in Section 2.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 2.1(a) or 2.1(b) that does not become effective after the Issuer has filed a Registration Statement with respect thereto by reason of the refusal to proceed of the Holders of Registrable Securities requesting the registration, or by reason of a request by the Holders of (x) at least seventy-five percent (75%) of the combined voting power of the issued and outstanding Senior Preferred Stock (voting as a single class in accordance with Article FOURTH, Part C, Subsection 3.1 of the Certificate of Incorporation) in the case of a registration requested pursuant to Section 2.1(a)(i) or (y) the Senior Required Securities in the case of a registration requested pursuant to Section 2.1(a)(ii) for which registration is being requested that such registration be withdrawn, shall be deemed to have been effected by the Issuer at the request of such Holders.

(e) Pro Rata Allocation. If the Holders of (x) at least seventy-five percent (75%) of the combined voting power of the issued and outstanding Senior Preferred Stock (voting as a single class in accordance with Article FOURTH, Part C, Subsection 3.1 of the Certificate of Incorporation) in the case of a registration requested pursuant to Section 2.1(a)(i) or (y) the Senior Required Securities in the case of a registration requested pursuant to Section 2.1(a)(ii) or 2.1(b) determine, based on consultation with the managing underwriters or, in an offering that is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, Holders of Registrable Securities proposing to sell their securities in such registration shall be entitled to include in such registration:

(i) first, all Senior Registrable Securities requested to be included by the Holders, allocated pro rata based on the number of Senior Registrable Securities as to which registration was requested by such Holders;

(ii) second, to the extent that the number of shares registered pursuant to clause (i) above is less than the number of securities to be sold in such offering, the remaining Registrable Securities requested to be included by the Holders, pro rata based on the number of such Registrable Securities as to which registration was requested by such Holders.

(f) Inclusion of Other Securities in Demand Registration.

(i) The Issuer may, subject to the remainder of this Section 2.l(f), elect to include in any Registration Statement made pursuant to Section 2.1(a) or 2.1(b), authorized but unissued shares of Common Stock, or shares of Common Stock held as treasury stock, provided, however that in the event that (i) such Registration Statement was made pursuant to Section 2.1(a), (ii) the Issuer elects to include such shares of Common Stock in such Registration Statement and (iii) the number of shares requested pursuant to Section 2.1(a) is reduced pursuant to Section 2.1(f)(ii), then the registration made with regard to such Registration Statement will not be deemed to be one of the two allowable registration requests permitted to be made pursuant to Section 2.1(a).

(ii) If any Registration Statement made pursuant to Section 2.1(a) or 2.1(b) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Issuer that the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, the Issuer shall include in such registration:

(A) first, all shares of Common Stock requested to be included in such registration by the selling Holders subject to Section 2.1(e);

(B) second, to the extent that the number of securities to be registered pursuant to clause (A) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, securities that the Issuer proposes to register; and

(C) third, to the extent that the number of shares registered pursuant to clauses (A) and (B) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, the securities requested to be included by any other holders.

The securities to be included in any such registration pursuant to clause (C) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders.

2.2 Piggyback Registration. If the Issuer at any time proposes to register any Common Stock under the Securities Act (other than pursuant to a Registration Statement relating solely to the sale of securities on Form S-4 with respect to any merger, consolidation or acquisition, pursuant to Section 2.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall give prompt written notice to all Holders of its intention to do so and, upon the written request of any Holder given to the Issuer within 10 days after the Issuer has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Issuer will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Issuer has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

(a) if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register such Common Stock, the Issuer may, at its election, give written notice of such determination to each Holder that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under Section 2.1; and

(b) if the Issuer shall be advised in writing by the managing underwriters (or, in connection with an offering that is not underwritten, by an investment banker) that due to marketing factors, the number of securities requested to be included in such registration exceeds the number of such securities that can be sold in such offering in an orderly manner within a price range that is acceptable to the Issuer, the Issuer shall include in such registration:

(i) first, all shares of Common Stock that the Issuer proposes to register for its own account or the account of the holder or holders initially requesting or demanding such registration;

(ii) second, to the extent that the number of shares registered pursuant to clause (i) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Issuer, the Registrable Securities requested to be included by the Holders subject to Section 2.1(e);

(iii) third, to the extent that the number of shares registered pursuant to clauses (i) and (ii) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Issuer, the securities requested to be included by any other holders, and the Issuer shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

The securities to be included in any such registration pursuant to clause (ii) or (iii) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders (in the case of clause (ii), subject to Section 2.1(e)).

Subject to Section 2.5, no registration effected under this Section 2.2 shall relieve the Issuer from its obligation to effect registrations upon request under Section 2.1. Nothing in this Agreement shall prevent any Holder from making a request under this Section 2.2 prior to converting the Preferred Shares.

2.3 Registration Procedures. If and whenever the Issuer is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Issuer shall:

(a) prepare and file with the SEC, as soon as practicable, a Registration Statement with respect to such securities, make all required filings with FINRA and use its best efforts to cause such Registration Statement to become effective at the earliest possible date;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep such Registration Statement effective until the earlier of (i) 30 days after the effective date of such Registration Statement (360 days in the case of a shelf registration pursuant to Section 2.1 (b)) or (ii) the consummation of the disposition by the Holders of all the Registrable Securities covered by such Registration Statement, and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) furnish to counsel (if any) selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the SEC in connection with such registration a reasonable time prior to the proposed filing thereof and give reasonable consideration in good faith to any comments of such Holders, counsel and underwriters;

(d) furnish to each seller of Registrable Securities, without charge, such reasonable number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits (including exhibits incorporated by reference), financial statements, schedules and all documents incorporated therein, deemed to be incorporated therein by reference or filed therewith, except that the Issuer shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e) use its best efforts to register or qualify and cooperate with the Holders of Registrable Securities, the underwriters and their respective counsels in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall request; provided, that where Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform blue sky investigations and file registrations and qualifications required to be filed pursuant to this Section 2.3(e)); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be effective hereunder and do any and all other acts and things that may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Issuer shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or Bylaws in a manner that the Board of Directors of the Issuer determines is inadvisable;

(f) (i) notify each Holder of Registrable Securities subject to such Registration Statement if such Registration Statement, at the time it or any amendment thereto became effective, (x) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Issuer of such material misstatement or omission or (y) upon discovery by the Issuer of the happening of any event as a result of which the Issuer believes there would be such a material misstatement or omission, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use best efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each Holder of Registrable Securities subject to such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading upon discovery by the Issuer of such material misstatement or omission or upon discovery by the Issuer of the happening of any event as a result of which the Issuer believes there would be such a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and each such Holder of Registrable Securities shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Holder of Registrable Securities has received copies of a supplemented or amended Prospectus or until such Holder of Registrable Securities is advised in writing by the Issuer that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus;

(g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Issuer complying with the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods;

(h) promptly notify each Holder of any Registrable Securities covered by such Registration Statement, their counsel and the underwriters (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall have been filed, (ii) of any request by the SEC to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for any of such purposes, (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes and (v) if at any time when a Prospectus is to be required by the Securities Act to be delivered in connection with the sale of the Registrable Securities, the representations and warranties of the Issuer contained in any agreement (including the underwriting agreement contemplated in Section 2.4(b) below), to the knowledge of the Issuer, cease to be true and correct in any material respect;

(i) use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment;

(j) prior to the effective date of the Registration Statement, (i) provide the registrar or transfer agent for the Common Stock or such other Registrable Securities with printed certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities;

(k) have the right, if the Board of Directors of the Issuer, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because (x) it would materially interfere with any material financing, acquisition, corporation reorganization, merger, or other transaction involving the Issuer or any of its Subsidiaries or (y) it would require the disclosure of material nonpublic information, which disclosure would have a Material Adverse Effect (each a “Valid Business Reason”), (i) to postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 60 days, and (ii) to cause any Registration Statement that has already been filed to be withdrawn and its effectiveness terminated or to postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 60 days (the “Postponement Period”); provided, however, that in no event shall the Issuer be permitted to postpone or withdraw a Registration Statement under this subsection (k) or otherwise within 60 days after the expiration of the Postponement Period;

(l) participate in marketing any Registrable Securities in connection with the registration of such securities under this Agreement (including, but not limited to, making available reasonably necessary personnel and participating in a road show) as would be customary for public offerings of this nature; and

(m) have the right, by furnishing to the requesting Holder or Holders a certificate signed by the Chief Executive Officer (or, if none, the President) of the Issuer stating that, in the good faith judgment of the Board of Directors of the Issuer, circumstances exist (other than the circumstances set forth in subparagraph (k)), such that it would be detrimental to the Issuer and its investors for a registration requested pursuant to Section 2.1 to be effected at such time, to direct that such request be delayed for a period not in excess of 180 days from the receipt of the request, such right to delay a request to be exercised by the Issuer not more than once in any twelve-month period (and not within 60 days of any Postponement Period).

The Issuer may require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding such Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

By the acquisition of Registrable Securities, each Holder shall be deemed to have agreed that upon receipt of any notice from the Issuer pursuant to Section 2.3(f) or (k), such Holder will promptly discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received, in the case of clause (i) of Section 2.3(f), notice from the Issuer that such Registration Statement has been amended, as contemplated by Section 2.3(f), or in the case of clause (ii) of Section 2.3(f), copies of the supplemented or amended Prospectus contemplated by Section 2.3(f); or, in the case of Section 2.3(k), until the time period specified has elapsed or such Holder has received notice from the Issuer that the Postponement Period has been terminated. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Issuer shall give any such notice, the period mentioned in Section 2.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Issuer shall have sent to the Holder copies of the supplemented or amended Prospectus contemplated by Section 2.3(f).

2.4 Underwritten Offerings. The provisions of this Section 2.4 do not establish registration rights in addition to those set forth in Sections 2.1, 2.2 and 2.3, but instead set forth procedures applicable, in addition to those set forth in Sections 2.1 through 2.3, to any registration that is an underwritten offering.

(a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 2.1 or 2.2 is for an underwritten offering, only securities that are to be distributed by the underwriters may be included in the registration.

(b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by Holders pursuant to a registration requested under Section 2.1, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Issuer and to the underwriters and to contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 2.8, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “cold comfort” letters, and lock-up arrangements. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement.

(c) Selection of Underwriters. Whenever a registration is for an underwritten offering, the Issuer shall have the right to select one or more underwriters to administer the offering; provided that the lead underwriter shall be an underwriter of nationally recognized standing.

2.5 Lock-Up Agreements. If and whenever the Issuer proposes to register any of its equity securities under the Securities Act in an initial public offering, each of the Holders, (i) if required by the managing underwriter and (ii) so long as all stockholders holding 5% or more to the total outstanding shares of Common Stock and Preferred Shares of the Issuer on a fully-diluted basis and all officers and directors of the Issuer are also restricted in their ability to transfer securities of the Issuer by terms at least as restrictive as those contained in this Section 2.5, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144, of any Registrable Securities, any other equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer during the time periods specified by the managing underwriter (not to exceed 180 days), to the extent timely notified in writing by the Issuer or the managing underwriter. Each holder hereby agrees to enter into a customary agreement with the managing underwriter for the initial public offering to the effect set forth in the preceding sentence. If and whenever the Issuer is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, the Issuer, if required by the managing underwriter in an underwritten offering, shall not effect (other than pursuant to such registration or a Special Registration) any public sale or distribution of any other equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer during the 10 days prior to, and for 90 days (or 180 days in the case of an initial public offering)

after, the effective date of such registration, to the extent timely notified in writing by the managing underwriter. In addition, in such circumstances, the Issuer shall use its best efforts to cause its directors and officers and all holders of 5% or more of its equity securities (other than the Holders) not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144, of any equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer during the 10 days prior to, and for 90 days (or 180 days in the case of an initial public offering) after, the effective date of such registration, to the extent timely notified in writing by the managing underwriter.

2.6 Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Issuer shall give the Holders of such Registrable Securities so to be registered and their underwriters or placement agents, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and shall, upon reasonable advance notice and during normal business hours, give one representative of the Investors such access to all pertinent financial, corporate and other documents and properties of the Issuer and its Subsidiaries, and such opportunities to discuss the business of the Issuer with its officers, directors, employees and the independent registered public accounting firm that has issued audit reports on its financial statements as shall be reasonably necessary, in the opinion of such Holders’ and such underwriters’ or placement agents’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.7 Other Registrations. If and whenever the Issuer is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, and if such registration shall not have been withdrawn or abandoned, the Issuer shall not be obligated to and shall not file any Registration Statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 180 days shall have elapsed from the effective date of such previous registration, provided that the Issuer shall not be prohibited from filing a registration statement by virtue of this Section 2.7 more than once in a 360 day period.

2.8 Indemnification.

(a) Indemnification by the Issuer. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, the Issuer shall indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Issuer shall reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by such seller or participating person expressly for use in the preparation thereof.

(b) Indemnification by the Seller. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, each of the prospective sellers of such securities, severally and not jointly, will indemnify and hold harmless the Issuer, each director of the Issuer, each officer of the Issuer who shall sign such Registration Statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Issuer or such other participating person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Issuer or any such director, officer, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact with respect to such seller required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Issuer by such seller expressly for use in the preparation of any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement; provided that the liability of each such seller shall be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, give prompt written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8 unless the failure to provide prompt written notice shall cause actual prejudice to the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to retain counsel reasonably satisfactory to such indemnified party to defend against such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and the payment of such fees by the indemnifying party, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has not retained counsel to defend such proceeding, in which case (under any of such clauses (i), (ii) or (iii)) it is understood that (x) the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and (y) such firm shall be designated in writing by the Holders of a majority of the Registrable Securities included in such Registration Statement in the case of parties indemnified pursuant to Section 2.8(a) and by the Issuer in the case of parties indemnified pursuant to Section 2.8(b). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.8 (with appropriate modifications) shall be given by the Issuer and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Holders of Registrable Securities covered by the Registration Statement in question and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph of this Section 2.8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 2.8(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 2.8 if such indemnification were enforceable under applicable law.

(f) Officers and Directors. As used in this Section 2.8, the terms “officers” and “directors” shall include the partners of Holders that are partnerships and the members of Holders that are limited liability companies.

2.9 Expenses. The Issuer shall pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 2. All other expenses shall be borne by the Holders participating in such registration.

2.10 Termination. All of the Issuer’s obligations to register Registrable Securities under Sections 2.1 and 2.2 shall terminate upon the earliest of (a) five years after the closing of an initial public offering, (b) the date on which no Holder holds any Registrable Securities or (c) a Company Sale.

3. Covenants of the Issuer. The Issuer shall comply with the covenants set forth in Sections 3.1 through 3.7:

3.1 Financial Statements. The Issuer shall maintain a system of accounts in accordance with GAAP applied on a consistent basis, keep full and complete financial records, and, so long as the Issuer has not effected a Qualified Public Offering, the Issuer shall:

(a) furnish to each Significant Holder, within 120 days after the end of each fiscal year, an audited balance sheet of the Issuer as at the end of such year, together with related audited statements of operations and cash flows of the Issuer for such year, examined and reported upon by the Issuer’s independent public accountants reasonably satisfactory to the Significant Holders, prepared in accordance with GAAP and certified by Chief Financial Officer of the Issuer;

(b) furnish to each Significant Holder, within 45 days after the end of each fiscal quarter, unaudited balance sheets and statements of operations and cash flows of the Issuer, such balance sheets to be as of the end of such quarter and such statements of operations and cash flows to be both for the year- to-date period as of the end of such quarter and for the quarter, prepared in accordance with GAAP and certified by the Chief Financial Officer of the Issuer, together with comparisons of actual results versus the results for comparable periods in the preceding fiscal year and versus the results from the Issuer’s budget through such period;

(c) furnish to each Significant Holder, within 30 days after the end of each month, unaudited balance sheets and statements of operations and cash flows of the Issuer, such balance sheets to be as of the end of such month and such statements of operations and cash flows to be both for the year-to-date period as of the end of such month and for the month, prepared in accordance with GAAP and certified by the Chief Financial Officer of the Issuer, together with comparisons of actual results versus the results for comparable periods in the preceding fiscal year and versus the results from the Issuer’s budget through such period;

(d) furnish to each Significant Holder such other information as the Holders may reasonably request in connection with any of the transactions entered into or proposed to be entered into by the Issuer that are not in the ordinary course of the Issuer’s business; and

(e) except as may otherwise be agreed by the Board of Directors of the Issuer, including at least three Senior Preferred Designees, furnish to the Board of Directors of the Issuer and any Observer (as defined in the Stockholders Agreement) (i) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, (ii) notices of any pending or threatened litigation promptly upon becoming aware of such litigation, (iii) upon filing, copies of all filings made with the Securities and Exchange Commission and (iv) monthly, an updated capitalization table of the Issuer, setting forth the outstanding securities of the Issuer and the holders thereof as of the date of delivery of such table to the Board of Directors.

Notwithstanding the foregoing, the Issuer shall not be required to furnish the reports or other information contemplated by this Section 3.1 to Novartis or any of its Affiliates if such entity is determined by the Board of Directors of the Issuer not to be a Financial Fund.

3.2 Directors’ Indemnification and Insurance. The Certificate of Incorporation or Bylaws of the Issuer shall at all times provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. The Issuer will obtain and at all times maintain on reasonable business terms directors’ and officers’ liability insurance coverage.

3.3 Inspection. The Issuer shall, upon reasonable prior notice to the Issuer and during normal business hours, permit one authorized representative of any Investor to visit and inspect any of the properties of the Issuer, including its books of account, and to discuss its affairs, finances and accounts with its officers and independent accountants, all at reasonable times and at such Investor’s expense; provided, that no action requested under this Section 3.3 shall unreasonably interfere with the normal business operations of the Issuer; provided, further, that the Issuer shall not be required to permit any action requested under this Section 3.3 by Novartis or any of its Affiliates if such entity is determined by the Board of Directors of the Issuer not to be a Financial Fund.

3.4 Stock Incentive Plans. The Issuer shall not, without the approval of the Board of Directors, including at least three Senior Preferred Designees, (i) create any stock option plan or similar stock option, equity participation or bonus arrangement or (ii) allocate, grant or otherwise award any capital stock or any securities convertible into, exercisable for or evidencing the right to purchase shares of capital stock to employees, directors or consultants of the Issuer. Unless otherwise approved by the Board of Directors, including at least three Senior Preferred Designees, all employees and consultants of the Issuer who purchase, receive options to purchase, or receive awards of shares of the Issuer’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Issuer, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investors without use of the Issuer’s Confidential Information or (c) is or has been made known or disclosed to the Issuer by a third party without a breach of any obligation of confidentiality such third party may have to the Issuer; provided, however, that a Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Issuer, (ii) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 3.5, (iii) to any Affiliate of such Investor, provided that such party is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Investors, or (iv) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

3.6 Employees and Consultants. The Issuer hereby covenants and agrees that (a) each employee and officer hired by the Issuer shall sign a Nondisclosure and Developments Agreement substantially in the form attached to the Purchase Agreement as “Exhibit G” prior to the commencement of such person’s employment with the Issuer and (b) each consultant engaged by the Issuer shall agree in writing to be bound by nondisclosure and assignment of inventions terms consistent with nondisclosure and assignment of inventions terms previously approved by the Board of Directors.

3.7 Registration Rights. The Issuer hereby covenants and agrees that it shall not hereafter grant to any Person any right to register or qualify stock of the Issuer under federal or state securities laws, unless it shall have first obtained the written consent of the Holder or Holders of the Senior Required Securities.

3.8 Compensation Arrangements. The Issuer hereby covenants and agrees that it shall not enter into any compensation arrangement, including the issuance of restricted stock or stock options, with any officer or director of the Issuer who is affiliated with a Series E Investor without the approval of the Board of Directors, including at least three Senior Preferred Designees.

3.9 Termination. All of the Issuer’s obligations under Sections 3.1 through 3.8 shall terminate upon the earliest of (a) the closing of an initial public offering pursuant to an effective registration agreement under the Securities Act and (b) the date on which no Holder holds any Registrable Securities or (c) a Company Sale.

4. Miscellaneous.

4.1 Rule 144; Legended Securities; etc.

(a) After the earliest of (i) the closing of the sale of securities of the Issuer pursuant to a Registration Statement, (ii) the registration by the Issuer of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Issuer of an offering circular pursuant to Regulation A under the Securities Act, the Issuer agrees to:

(i) make and keep current public information about the Issuer available, as those terms are understood and defined in Rule 144;

(ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) furnish to any holder of Registrable Securities upon request (i) a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Issuer, and (iii) such other reports and documents of the Issuer as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

(b) The Issuer shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective Registration Statement under the Securities Act (other than Form S-8 if the Holder of such Registrable Securities is an Affiliate) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the Holder of such shares has delivered to the Issuer an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Issuer, to such effect and (z) the Holder of such shares expressly requests the issuance of such certificates in writing.

4.2 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understanding among them, including the Fourth Amended and Restated Investor Rights Agreement as to such subject matter. This Agreement may be amended, modified, changed, discharged, waived or terminated, and the Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Issuer shall have obtained the written consent to such amendment, modification, change, discharge, waiver, termination, action or omission to act, of (a) the Holders of at least a majority of the Registrable Securities, (b) the Holders of the Senior Required

Securities and (c) the holders of at least seventy-five percent (75%) of the combined voting power of the issued and outstanding Senior Preferred Stock (voting as a single class in accordance with Article FOURTH, Part C, Subsection 3.1 of the Certificate of Incorporation); provided that no consent shall be required under clauses (a), (b) or (c) for any amendments to this Agreement that are effected as a condition to or as part of a Qualified Liquidation Event (as defined in the Certificate of Incorporation); provided further that the Company may amend this Agreement without the consent of the Investors solely to add investors that purchase Series E Preferred Stock pursuant to Section 2.4 of the Purchase Agreement to Schedule I (which investors shall be included in the definition of “Investors” hereunder upon executing and delivering to the Company a signature page to the Purchase Agreement). Notwithstanding the foregoing, (i) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement and (ii) this Agreement may not be amended, modified, changed, waived, discharged or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder if such amendment, modification, waiver, discharge or termination uniquely applies to such Holder; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

4.3 Successors, Assigns and Transferees.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees. Any Holder may assign its rights applicable to the shares transferred hereunder to:

(i) successors, assigns and transferees of such Holder by merger or consolidation or otherwise by operation of law,

(ii) any transferee who acquires at least 20% of the Registrable Securities owned by a transferring Holder; or

(iii) any partner, member or stockholder or other Affiliate of a Holder.

(b) In addition, such assignment is conditioned upon: (i) such Investor or other Holder agreeing in writing with the transferee or assignee to assign such rights, and the Issuer receiving written notice from the assigning party at the time of such assignment stating the name and address of the assignee and identifying the capital stock of the Issuer as to which the rights in question are being assigned; and (ii) the transferee or assignee agreeing in writing to be bound by all of the terms and conditions of this Agreement.

4.4 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as set forth below:

(1) if to the Issuer, to it at:

Tokai Pharmaceuticals, Inc.

1 Broadway, 14th floor

Cambridge, MA 02142

Facsimile: (617) 977-8607

Attention: Chief Executive Officer

with a copy to:

WilmerHale

60 State Street

Boston, MA 02109

Facsimile: (617) 526-5000

Attention: Stuart M. Falber, Esq.

(2) if to any other Holder, to it at the address set forth next to its name on Schedule I.

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to all of the other parties hereto. Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, messenger service, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

4.5 No Inconsistent Agreements. The Issuer shall not hereafter enter into any agreement, or amend any existing agreement, with respect to its securities if such agreement would be inconsistent with the rights granted to the Holders by this Agreement.

4.6 Enforcement of Agreement,

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party’s reasonable attorneys’ fees and disbursements, and court costs.

4.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

4.8 Headings. Headings of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

4.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (and may be delivered by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its rules of conflict of laws.

4.11 No Third Party Beneficiaries. Except as provided in Section 2.8, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party’s respective successors and permitted assigns.

4.12 Effectiveness. This Agreement shall become effective when executed by (a) the Issuer; (b) the Holders of a majority of the Registrable Securities and the Holders of the Senior Required Securities, as such terms are defined in the Fourth Amended and Restated Investor Rights Agreement; and (c) the holders of at least seventy-five percent (75%) of the combined voting power of the issued and outstanding Senior Preferred Stock (voting as a single class in accordance with Article FOURTH, Part C, Subsection 3.1 of the Certificate of Incorporation, upon which time the Fourth Amended and Restated Investor Rights Agreement shall be amended and restated in its entirety to read as set forth herein and this Agreement shall be binding upon each of the parties to the Fourth Amended and Restated Investor Rights Agreement (and any successor, assignee or transferee of any such party), notwithstanding any failure by any such party to sign a counterpart signature page hereto.

4.13 Limitations on Liability. The limitations on liability of Queensland Biocapital Funds No. 1 and Queensland Biocapital Funds No. 2, as set forth in Exhibit A attached hereto, are incorporated by reference herein as if set forth in its entirety herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

TOKAI PHARMACEUTICALS, INC.

By:	/s/ Jodie P. Morrison
Jodie P. Morrison Chief Executive Officer

INVESTORS:

Counterpart signature pages attached.

SCHEDULE I

INVESTORS

Name of Investors

APPLE TREE PARTNERS II, L.P. APPLE TREE PARTNERS II, L.P.- ANNEX 47 Hulfish Street, Suite 441 Princeton, NJ 08542 Attention: Seth Harrison

Novartis BioVentures Ltd. Attn: Henri Simon Zivi 131 Front Street Hamilton HM 12 Bermuda

But for mail, to:

Novartis BioVentures Ltd. PO Box HM 2899 Hamilton HM LX Bermuda With a copy to: Novartis Venture Fund Attn: Campbell Murray Five Cambridge Center, Suite 603 Cambridge, MA 02142 and

Edwards Wildman Palmer LLP Attn: Al Sokol 111 Huntington Avenue Boston, MA 02199 USA

Muneer A. Satter Revocable Trust

The Satter Foundation

Satter Children’s Trust I

Satter Family Trust

Kristen Hayler Hertel Revocable Trust

c/o Muneer A. Satter

Satter Investment Management, LLC

676 North Michigan Ave., Suite 4000

Chicago, IL 60611

QBF No. 1 Pty Ltd QBF No. 2 Pty Ltd ACN 100 826 686 L6 Central Plaza II, 66 Eagle Street GPO Box 2242 Brisbane QLD 4001 Australia

Jon B. Platt 393 Arbor Street Lunenburg, MA 01462

Nickeli Holdings Pty. Ltd. 30 Wolseley Road Mosman N.S.W. 2088 Australia

Warman Investments Pty. Ltd. Level 1, 4-10 Bridge Street Pymble 2073 Australia

R.B. Thomas Family Trust R.B. Thomas Superannuation Fund 56 Coolong Road Vaucluse N.S.W. 2030 Australia

Timothy J. Barberich 40 Elm Steet Concord, MA 01742

Vial Superannuation Fund 67 Denbigh Road Armadale, Melbourne Victoria Australia 3143

Neil Chatfield 4 Hillcrest Avenue Kew, Victoria Australia 3101

WS Investment Company, LLC (2013A) 650 Page Mill Road Palo Alto, CA 94304

Namarong Investments Pty Ltd as Trustee for the Hansen Investment Trust 40 Claremont Street South Yarra VIC Australia 3141

EXHIBIT A

LIMITATIONS OF LIABILITY OF QBF

1	Limited capacity

QBF No. 1 Pty Ltd (“QBFl”) enters into this agreement only in its capacity as trustee of the Queensland BioCapital Fund No 1 and in no other capacity. A liability arising under or in connection with this agreement is limited to and can be enforced against QBF1 only to the extent to which it can be satisfied out of the property of the Queensland BioCapital Fund No 1. This limitation of QBF1’s liability applies despite any other provisions of this agreement and extends to all liabilities and obligations of QBF1 in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

2	Limited rights to sue

The parties may not sue QBF1 in any capacity other than as trustee of the Queensland BioCapital Fund No 1, including seeking the appointment of a receiver (except in relation to the property of Queensland BioCapital Fund No 1), a liquidator, an administrator or any similar persons to QBF1 or approve any liquidation, administration or arrangement of affecting QBF1 (except in relation to the property of Queensland BioCapital Fund No 1).

3	Exceptions

The provisions of clauses 1 and 2 shall not apply to any obligation or liability of QBF1 to the extent that it is not satisfied because under the constitution establishing the Queensland BioCapital Fund No 1 or by operation of law there is a reduction in the extent of QBF1’s indemnification from the assets of the Queensland BioCapital Fund No 1 as a result of QBF1’s fraud, negligence or breach of trust.

4	Limitation on authority

No attorney, agent, receiver and manager appointed in accordance with this agreement has authority to act on behalf of QBF1 in a way which exposes QBF1 to any personal liability in contravention of clauses 1 and 2, and no act or omission of any such person will be considered fraud, negligence or breach of trust of QBF1 for the purpose of clause 3.

5	Limited capacity

QBF No. 2 Pty Ltd (“QBF2”) enters into this agreement only in its capacity as trustee of the Queensland BioCapital Fund No 2 and in no other capacity. A liability arising under or in connection with this agreement is limited to and can be enforced against QBF2 only to the extent to which it can be satisfied out of the property of the Queensland BioCapital Fund No 2. This limitation of QBF2’s liability applies despite any other provisions of this agreement and extends to all liabilities and obligations of QBF2 in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

6	Limited rights to sue

The parties may not sue QBF2 in any capacity other than as trustee of the Queensland BioCapital Fund No 2, including seeking the appointment of a receiver (except in relation to the property of Queensland BioCapital Fund No 2), a liquidator, an administrator or any similar persons to QBF2 or approve any liquidation, administration or arrangement of affecting QBF2 (except in relation to the property of Queensland BioCapital Fund No 2).

7	Exceptions

The provisions of clauses 5 and 6 shall not apply to any obligation or liability of QBF2 to the extent that it is not satisfied because under the constitution establishing the Queensland BioCapital Fund No 1 or by operation of law there is a reduction in the extent of QBF2’s indemnification from the assets of the Queensland BioCapital Fund No 2 as a result of QBF2’s fraud, negligence or breach of trust.

8	Limitation on authority

No attorney, agent, receiver and manager appointed in accordance with this agreement has authority to act on behalf of QBF2 in a way which exposes QBF2 to any personal liability in contravention of clauses 5 and 6, and no act or omission of any such person will be considered fraud, negligence or breach of trust of QBF2 for the purpose of clause 7.